Exhibit 10.1

ONESPAWORLD HOLDINGS LIMITED

PERFORMANCE STOCK UNIT AGREEMENT

OneSpaWorld Holdings Limited (the “Company”) has granted, as of the date (the “Grant Date”) specified in the Grant Notice to the Participant named in the Notice of Grant of Performance Stock Unit (the “Grant Notice”) to which this Performance Stock Unit Agreement (this “PSU Agreement”) is attached, the number of performance stock units (the “PSUs”) set forth in the Grant Notice, and upon the terms and conditions set forth in the Grant Notice and this PSU Agreement.  The PSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the OneSpaWorld Holdings Limited 2019 Equity Incentive Plan (the “Plan”), the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this PSU Agreement, and the Plan and shall be provided a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the PSUs (the “Plan Prospectus”), (b) accepts the PSUs subject to all of the terms and conditions of the Grant Notice, this PSU Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this PSU Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this PSU Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Grant Notice, this PSU Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the PSUs shall be determined by the Committee.  All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the PSUs, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the PSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the PSUs.

3.Vesting; Termination of Employment; Forfeiture; Change in Control.

3.1Vesting.  Subject to the provisions of this Section 3 and Section 11, the PSUs shall vest upon satisfaction of both the Performance Vesting Condition and Time Vesting Condition set forth below.

(a)Performance Vesting Condition.  The Performance Vesting Condition will be satisfied with respect to a percentage of the PSUs upon achievement of the Performance Goal set forth on Exhibit A attached hereto with respect to the one (1) year period ending on the anniversary of the Grant Date (the “Performance Period”), provided that the Participant has not incurred a termination of Service prior to the Determination Date (as defined below).  In the event that Minimum Achievement of the Performance Goal is not achieved during the Performance Period, the Performance Vesting Condition shall not be satisfied and the PSUs shall be immediately forfeited and cancelled for no consideration.  Whether or not the Performance Vesting Condition has been satisfied pursuant to this Section 3.1(a) (including Exhibit A) shall be determined by the Committee as soon as practicable following the completion of the Performance Period, but no later than March 15th of the calendar year following the Performance Period (the date of the Committee’s determination, the “Determination Date”, and the PSUs that the Committee determines have been deemed earned, if any, the “Earned PSUs”).  The Earned PSUs shall continue to remain subject to the Time Vesting Condition described below.

(b)Time Vesting Condition.  Except as otherwise provided herein, the Time Vesting Condition shall be satisfied with respect to one-third (1/3) of the Earned PSUs on each of the Determination Date and the second and third anniversaries of the Grant Date (each, a “Vesting Date”), provided that the Participant has not incurred a termination of Service prior to such Vesting Date.  There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date.  For the avoidance of doubt, all Earned PSUs shall be deemed unvested PSUs until the Time Vesting Condition described in this Section 3.1(b) has been satisfied.

3.2Accelerated Vesting upon Termination. Notwithstanding the foregoing, 100% of the PSUs set forth in the Grant Notice will accelerate and vest upon the occurrence of a Qualifying Termination Event (as defined below) A “Qualifying Termination Event” is any of the following events:

(a)termination of Participant’s Service as a result of the death or Disability of the Participant;

(b)voluntary termination by the Participant of the Participant’s Service, provided that, at the effective date of such termination, (i) the Participant has worked full time for the Company (for purposes of this Section 3.2(b), the Company shall include the predecessor entity of the Company and affiliated entities thereof) for no less than ten years and (ii) the Participant is at least 65 years of age;

(c)termination of the Participant’s Service by the Company or a Subsidiary Corporation without Cause (only if the Participant then has an employment agreement with the Company or a Subsidiary Corporation approved by the Committee or Board (an “Employment Agreement”); and

(d)termination of the Participant’s Service by the Participant for “good reason” (only if the Participant then has an employment agreement with the Company or a Subsidiary Corporation approved by the Committee or Board providing for a “good reason” resignation right, and if so, “good reason” shall have the meaning set forth in the Employment Agreement).

3.3Forfeiture; Other Termination Events. Except as provided above and in the immediately following sentence, upon the termination of Participant’s Service with the Company or a Subsidiary Corporation for any reason, all unvested PSUs (including all Earned PSUs) shall be forfeited immediately.  Notwithstanding anything in this Agreement to the contrary, if the Participant’s voluntarily terminates the Participant’s Service with the Company on or following the Determination Date, and, at the effective date of such termination (the “Retirement Date”), (i) the Participant has worked full time for the Company for no less than ten years and (ii) the Participant is at least 65 years of age, then, commencing on the Retirement Date, unless the Participant is then, or at any time on or prior to the three year anniversary of the Grant Date, in breach of any of Participant’s obligations under an applicable Employment Agreement or in beach of any restrictive covenants set forth in any written agreement between the Participant and the Company or a Subsidiary Corporation), if any (all then-unvested PSUs (including Earned PSUs) will be forfeited), then, notwithstanding such termination by the Participant, any PSUs that became Earned PSUs upon the Determination Date shall continue to vest pursuant to the vesting schedule described in Section 3.1(b)), above, and the other terms hereof shall continue to be in effect.

3.4Effect of Changes in Control.  In the event of a Change in Control, the PSUs shall be subject to the terms and conditions set forth in the Plan; provided, that, notwithstanding the terms of the Plan and this Agreement, if the Change in Control occurs (a) during the Performance Period and prior to the Determination Date, (i) the number of PSUs set forth in the Grant Notice shall be deemed earned at Target Achievement (as defined in Exhibit A) (the “CIC Earned PSUs”), and (ii) the CIC Earned PSUs will vest upon such Change in Control, subject to the Participant’s continued Service through the consummation of such Change in Control, or (b) following the Determination Date, any Earned PSUs outstanding as of the Change in Control shall vest upon such Change in Control, subject to the Participant’s continued Service through the consummation of such Change in Control.

4.Delivery of Shares.

4.1General.  Subject to Section 4.2 and Section 4.3 below, within thirty (30) days following the vesting of the PSUs, the Participant shall receive the number of shares of Stock that correspond to the number of PSUs that have become vested on the Vesting Date or that have otherwise vested in accordance with the terms of this PSU Agreement and the Plan.  The Committee may, in its discretion, settle any PSUs by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to the terms of Section 9.6 of the Plan.

4.2Trading Compliance.  If the date such distribution would otherwise be made pursuant to Section 4.1 occurs on a day on which the sale of Stock would violate the provisions of the Trading Company Policy, then such distribution shall be instead made on the next trading day on which the sale of such Stock would not violate the Trading Compliance Policy, but in any event, no later than the fifteenth (15th) day of the third (3rd) calendar month following the year in which such PSUs vest.

4.3Deferrals.  If permitted by the Committee, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A.  Upon the vesting of PSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”).  Subject to Section 5 hereof, the number of shares of Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A.

5.Dividends; Rights as Stockholder.

Each PSU is granted, together with Dividend Equivalent Rights, with respect to the payment of cash dividends on Stock during the period beginning on the Grant Date and ending, with respect to each share subject to the PSUs, on the earlier of the date the PSUs are settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid in the form of cash or with additional whole PSUs as of the date of payment of such cash dividends on Stock (which, for the avoidance of doubt, shall be made (if at all) at the same time payments are made for the PSUs originally subject to this PSU Agreement), as determined by the Committee. The number of additional PSUs, if any, to be credited shall be determined in accordance with the terms of the Plan.  Such cash amount or additional PSUs shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the PSUs originally subject to this PSU Agreement.  Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares covered by the PSUs until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

6.Withholding of Tax.

The Company shall have the right to deduct from any and all payments made under this PSU Agreement, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to the PSUs or the shares acquired pursuant thereto. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to the Participant upon the settlement of the PSUs, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require the Participant to direct a broker, upon the vesting or settlement of the PSUs, to sell a portion of the shares subject to the PSUs determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

7.Beneficial Ownership of Shares; Certificate Registration.

The Participant hereby authorizes the Company, in its sole discretion, to deposit, for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice, any or all shares acquired by the Participant pursuant to the settlement of the PSUs.  Except as provided by the preceding sentence, a certificate for the shares received upon settlement of the PSUs shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

8.Restrictions on Grant of the PSUs and Issuance of Shares.

The grant of PSUs and the issuance of shares of Stock pursuant to the PSUs shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no shares may be issued pursuant to the PSUs unless (i) a registration statement under the Securities Act shall at the time of such issuance be in effect with respect to the shares issuable pursuant to the PSUs, or (ii) in the opinion of legal counsel to the Company, the shares issuable pursuant to the PSUs may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

9.Fractional Shares.

The Company shall not be required to issue fractional shares upon the settlement of PSUs.

10.Non-Transferability of the PSUs.

The right to receive shares of Stock under this PSU Agreement shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the PSUs granted to the Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the PSUs, in order to prevent dilution or enlargement of the Participant’s rights under the PSUs.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional share resulting from an adjustment pursuant to this Section 11 shall be rounded down to the nearest whole number.  The Committee, in its sole discretion, may also make such adjustments in the terms of the PSUs to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.  All adjustments pursuant to this Section 11 shall be determined by the Committee, and its determination shall be final, binding and conclusive.

12.Rights as a Stockholder, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares covered by the PSUs until the date of the issuance of the shares for which the PSUs have been settled (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 11.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this PSU Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as an Employee or Consultant, as the case may be, at any time.

13.Miscellaneous Provisions.

13.1Termination or Amendment.  The Committee may terminate or amend the Plan or the PSUs at any time; provided, however, that no such termination or amendment may have a materially adverse effect on the PSUs without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this PSU Agreement shall be effective unless in writing.

13.2Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this PSU Agreement.

13.3Binding Effect.  This PSU Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.4Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this PSU Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery and Signature.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this PSU Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third-party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.  Any and all such documents and notices may be electronically signed.

(b)Consent to Electronic Delivery and Signature.  The Participant acknowledges that the Participant has read Section 13.4(a) of this PSU Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.4(a).  The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant shall be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.4(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.4(a).

13.5Integrated Agreement.  The Grant Notice, this PSU Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein, the provisions of the Grant Notice, this PSU Agreement and the Plan shall survive the settlement of the PSUs and shall remain in full force and effect.

13.6Severability.  If any one or more of the provisions (or any part thereof) of this PSU Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of this PSU Agreement shall not in any way be affected or impaired thereby.

13.7Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary Corporation) of any personal data information related to the PSUs awarded under this PSU Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

13.8Applicable Law.  This PSU Agreement shall be exclusively governed by the laws of the Commonwealth of The Bahamas as such laws are applied to agreements entered into and to be performed entirely within the Commonwealth of The Bahamas.

13.9Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

EXHIBIT A

Performance Vesting Condition